                                                           Exhibit 10.5.2

                                 AMENDMENT NO. 1

                                       TO

                                   ENGINEERING

                      PROCUREMENT AND CONSTRUCTION CONTRACT

This AMENDMENT NO.1 TO THE ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT
(the "Amendment") is made and entered into as of            2003 by and between
Tuaropaki Power Company Limited, a New Zealand corporation with offices at
Taupo, New Zealand ("Owner"), and Ormat Pacific Inc., a Delaware corporation acting through its New Zealand branch with offices at Taupo, New Zealand
("Contractor").

                                    RECITALS

A.       Owner and Contractor are parties to the Engineering, Procurement and
         Construction Contract dated as of August 23, 2002, (the "EPC Contract")
         pursuant to which Contractor agreed to arrange for the design, engineering, procurement, construction, fabrication, installation, commissioning, start-up and testing of a geothermal power plant at
         Owner's site located in Mokai, New Zealand.

B.       Owner and Contractor wish to amend certain provisions of the EPC
         Contract to clarify certain matters.

                                    AGREEMENT

1.       DEFINED TERMS

Terms defined in the EPC Contract shall have the same meaning when used in this
Amendment, unless specifically defined otherwise herein.

2.       AMENDMENT TO EPC CONTRACT

With effect from the date of this Amendment:

         (a)      The definition of "Guaranteed Capacity" in Article 1 is
                  amended to read as follows:

                  "The level of net electrical generating capacity for the
                  Project guaranteed by Contractor, equal to 39 MW as corrected to the Design Conditions using the Correction Curves and
                  formulas set forth in Exhibit D, as measured at the Power
                  Measuring Point of the switch yard as per Drawing
                  0.002.95.641.0 and adjusted to include the 110/220kV
                  transformer (T9) losses at Whakamaru but excluding line
                  losses."

         (b)      Article 9.1 will be amended by adding at the end of that
                  Article the following:

                  "Contractor acknowledges that construction and operational experience from Mokai I may be relevant to the development of technical data, design and other

                  documentation required for the performance of the Work
                  (including specification of the Equipment). Contractor agrees to provide to Owner prior to the Owner giving a Notice to
                  Proceed under Article 5.1 a detailed listing of lessons
                  learned during the construction and operation of Mokai I,
                  together with details of the various design changes that have been or are proposed to be implemented in respect of the
                  Project and/or the Equipment. Contractor further agrees that, to the extent not already incorporated in the design of the
                  Project and/or the Equipment, it shall address those issues raised as part of the design review process."

         (c)      The last sentence of subclause 13.1(b) appearing under Article
                  13.1 (Security Provided on Behalf of Contractor) will be
                  amended by replacing it as follows:

                  "The US$ Denominated L/C shall be reduced from time to time upon arrival at the port of destination in New Zealand of
                  Equipment or parts thereof (as may be evidenced by a notice of arrival issued by the shipping line agent) by the amounts
                  computed as described in Exhibit J-2, so that the US$
                  Denominated L/C will be reduced to 30% (Thirty Percent) of the sum of the US dollar denominated portion of the EPC Contract
                  Price and the Supply Contract Price upon the completion of arrival of the Equipment at the New Zealand port. The US$
                  Denominated L/C shall also be reduced from time to time by the amount of insurance proceeds received for any goods lost,
                  destroyed or irrevocably damaged in marine transit and which were paid into escrow pursuant to Article 15.5".

         (d)      Article 15.1 shall be amended by adding at the end of the
                  clause the following paragraph:

                  "The insurance to be maintained pursuant to sub-paragraph (b)
                  above shall include terrorism and war risk".

         (e)      Article 15.5 (Application of Insurance Proceeds) will be
                  amended as follows:

                    (i)    after sub-clause (a), by adding a new sub-clause (b):

                           "where the insurance proceeds arise as a result of a
                           claim under the ocean marine shipment insurance
                           maintained pursuant to Article 15.1(b) and the
                           milestone payment for shipment of goods affected by
                           the event of loss was not received by Contractor or
                           Supplier, according to the case, (irrespective of
                           whether the obligation to pay has arisen) an amount
                           equal to the difference between the total insurance
                           proceeds paid in respect of the event of loss or
                           damage and the value of milestone payments under the
                           Milestone Payment Schedule or the Supply Contract
                           Milestone Payment Schedule paid by the Owner to the
                           Contractor or the Supplier as the case may be in
                           respect of that Equipment or other goods lost or
                           damaged shall be paid directly to Contractor."

                    (ii)   by relettering sub-clause (b) as sub-clause (c), and
                           amending its sub-clause (iii) by replacing "under
                           Subsections 15.1(b) and (d)" with:

                           "under insurance referred to in Subsection 15.1(d),
                           and all insurance proceeds for events occurring and
                           covered by the insurance maintained under Subsection
                           15.1(b) in excess of amounts payable directly to
                           Contractor under

                           Section 15.5 (b) above".

                    (iii)  by replacing the first sentence of the full paragraph following renumbered sub-clause (c)(iii) as follows:

                           "Directions will be placed with the escrow agent that
                           the monies will be released from the account for each
                           milestone payment within 48 (forty-eight) hours
                           against presentation by Contractor or Supplier of
                           documents in accordance with the Milestone Payment
                           Schedule or the Supply Contract Milestone Payment
                           Schedule, as applicable (as such shall be adapted for
                           goods or works not specifically mentioned there)
                           verified by Owner's Representative as provided below,
                           and so that payment in full is due no later than the
                           supply (delivered to the New Zealand port as
                           evidenced by a notice of arrival issued by the
                           shipping line agent) of replacement goods and/or
                           completion of the rectification of the relevant parts
                           of the Work which had been lost, damaged or
                           destroyed."

                    (iv)   at the end of Article 15.5 add the following:

                           "and provided further that the amount of the
                           insurance proceeds payable to the Owner under
                           sub-clauses (i) and (ii) above (in respect of any
                           Equipment lost, damaged or destroyed that has not
                           been replaced or rectified as of the date of
                           termination or in respect of other loss or damages
                           arising out of events giving rise to the claim) shall
                           be reduced by the amount received by the Owner as a
                           result of any claim on the US$ Denominated L/C
                           provided by Contractor pursuant to Article 13.2."

         (f)      Exhibit A shall be amended by adding to the end of the sixth paragraph of clause 1.1 the words:

                  "Contractor acknowledges that construction and operational experience from Mokai I may be relevant to the development of technical data and design of the Project (including
                  specification of the Equipment) and has included in the design of the Project those design revisions and modifications that were implemented for Mokai I or an appropriate equivalent or, to the extent not already implemented, will address those
                  issues in the design review process in accordance with Article
                  9.1."

         (g)      Exhibit A shall be amended by adding a new bullet point to clause 3.3 as follows:

                  "Description of operational experience from Mokai I to be
                  addressed during the design review for the Project."

         (h)      Exhibit A shall be amended by adding a new section 4.11 as follows:

                  "4.11  Interface with Mokai I

                  The Contractor acknowledges that Mokai I is an operational plant and that in performing the Work the Contractor will
                  schedule all activities that involve direct interface with
                  Mokai I plant or systems in a manner to be mutually agreed upon to accommodate the operational requirements of Mokai I and shall at all times conduct the Work with a view to
                  minimising disruption to the operation of Mokai I"

         (i)      Schedule B to Exhibit D is amended by deleting the Correction
                  Curves contained therein and substituting the Correction
                  Curves attached as the Schedule to this Amendment.

         (j)      Exhibit J-2 (Form of Performance Bond) shall be amended as follows:

                    (i)  At the end of paragraph 2 (under the heading "Special
                         Conditions") add the words "and/or as payments from
                         insurance monies which were escrowed as a result of a
                         claim of loss under the ocean marine shipment policy
                         and which were received in connection with milestone
                         payments prior to shipment payments for replacement
                         goods."

                    (ii) In Paragraph 3 (under the heading "Special
                         Conditions"):

                           (aa) renumbering paragraph (a) as paragraph (a1);

                           (bb) adding a new subparagraph (a1)(3) after
                                subparagraph (a1)(2) as follows:

                                "(3) Copy of Notice of arrival of the shipment
                                of the equipment referred to in the Bill of
                                Lading issued by the shipping line agent"

                           (cc) Adding the following after " IA = the total
                                amount of the Invoices supporting such reduction
                                request."

                                "And/or

                                (a2) By an amount equal to a sum not to exceed
                                the amount stated in the escrow account agent's
                                statement under (2) below in a reduction request
                                to be presented to us by ORMAT in writing,
                                together with of the following documents:

                                (1)  Copy of ORMAT's certificate certifying that
                                     amounts have been claimed from the marine
                                     cargo insurer for an event of loss of goods
                                     in transit under the insurance maintained
                                     by ORMAT or OPI.

                                (2)  Copy of the escrow agent's statement
                                     confirming the amount of the insurance
                                     proceeds deposited into the escrow
                                     account."

3.       MISCELLANEOUS

3.1      This Amendment shall be effective on the date of execution.

3.2      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.3      Except as amended by this Amendment the EPC Contract remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

Contractor                                   Ormat Pacific Inc.

                                             By: /s/ Connie Stechman
                                                -------------------------------

                                             Name: Connie Stechman
                                                  -----------------------------

                                             Title: Assistant Secretary
                                                   ----------------------------

Owner:                                       Tuaropaki Power Company Limited

                                             By: /s/ Martin Douglas Heffernan
                                                -------------------------------

                                             Name: Martin Douglas Heffernan
                                                  -----------------------------

                                             Title: Director
                                                   ----------------------------